___________________________________________________________

EXHIBIT 1A-11

CONSENT OF INDEPENDENT AUDITORS

___________________________________________________________

1A-11-1

                                       CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

December 2, 2019

Board of Directors

Evolution Development Group, Inc.

We hereby consent to the inclusion in the Offering Circular filed under Regulation A tier 2 on Form 1-A of our reports dated August 11, 2019, with respect to the balance sheet of Evolution Development Group, Inc. as of December 31, 2018 and the related statements of operations, shareholders’ equity/deficit and cash flows for the period from October 4, 2018 (inception) to December 31, 2018 and the related notes to the financial statements.

/s/ IndigoSpire CPA Group

IndigoSpire CPA Group, LLC

Aurora, Colorado

December 2, 2019

1A-11-2